Fengcheng Hong Yu Industrial Development and Investment Co. Loan Agreement

Contract number:

Borrower:  (Part A)   Nanyang Universal Solar Technology Co., Ltd.

Address: Houlin Country, Erlangmiao, Fangcheng Town, Nanyang, Henan Province, China

Legal representative: Wensheng Chen

Bank and account:

Lender (Party B): Fangcheng County Hong Yu Industrial Development and Investment Co.

Address: Yucai Road

Legal representative: Haisong Li

Whereas,

Party A applied for loans from Party B. Party B examined Party A’s loan applications and agreed to provide monetary resources in terms of loans to Party A. The purpose of this agreement is to clarify rights, obligations for both parties under the law and consensus.

Article 1.	Loan Amount

Party A will borrow a load in the amount of RMB 3,000,000 Yuan from Party B

Article 2.	Use of Loan

The loan will be used as working capital

Article 3.	Term of Loan

The term of loan will be from June 21, 2011 to June 20, 2012

Article 4.	Interest Rate

The rate interest of the loan will be 8‰ per month, and the accumulated interest are payable at the end of each month or each quarter. It terms of delay in payment, double interests will be applied. The loan interest starts accumulate from the date of loan. During the validity of this agreement, if interest rate are adjusted according to governing rules, the adjusted rates shall apply accordingly.

Article 5.	Repayment Schedule

Party A will repay full amount of principal of RMB 3,000,000 on or before June 20, 2012.

Article 6.	Modification and Termination of the Agreement

1.	After this agreement becomes effective, Part A, and Part B shall not modify or terminate this agreement without mutual consent from both parties.

2.
Upon the due day of the loan, under circumstances where Party A fail to repay the full amount the loan with good faith due to changes in objective circumstances, Party A may apply to Party B for a loan repayment extension, for which each loan shall be extended only once. It

3.
Party A cannot transfer rights and/or obligations under this loan to any third party without permission from Party B. No transfer of rights and/or obligations shall be valid before a new loan agreement is signed between the successor of the agreement and Party B.

4.
If either Party A or Party B is undertaking a merger, separation, assignment and shareholder reform, the successor of the party shall assume the liabilities and obligations of this agreement respectively.

Article 7.	Loan Guarantee

In order to guarantee the loan and interest,[__ _] will be the guarantor for Party A, guarantee period is 2 years, guarantor is severally liable for the loan.

Article 8.
During the validity of the agreement, if Party A is undertaking to assign, lease, merger, joint-venture, separate, affiliation, shareholder-reform other changes in its mode of operation, Party A should give ____ days advance notice to Party B, and receive written confirmation from Party B on the matter.

Article 9.	Part A and Part B’s Rights and Obligations

1.	Party A must use the loan according to the agreed purpose; without the written consent of Party B, Party A shall not misappropriate the loan he used.

2.	Party B has the right to examine the usage the loan.

3.	Party B has the right to monitor the cash-flow and business operation of Party A.

Article 10.	Liability for Breach of Contract

1.	If Party A does not use the load according to the loan agreement, Party B is entitled to charge an additional 30% interest for the amount for the period of breaching contract (occupancy costs)

2.	If Party A fails to repay the loan on due day, Party B shall be entitled to charge an additional 30% interest for the overdue balance amount for the period of breaching contract (occupancy costs).

Article 11.	If Party A is in violation of the obligations established by this agreement , Party B has the right to expedite the repayment of the loan.

Article 12.	Dispute resolution methods

In the event of dispute, Party A and B may negotiate to settle the dispute or bring a lawsuit in the courts where Party B is located.

Article 13.	This contract become effective upon affixing signature and seal from both parties Part A and Part B and guarantee if any shall each hold a copy.

Part A

Nanyang Universal Solar Technology Co., Ltd.

Legal representative: /s/ Wensheng Chen

Date: June 21, 2011

Part B

/s/ Fangcheng County Hong Yu Industrial Development and Investment Co.

Date: June 21, 2011